Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Complete Solaria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)(2)	457(c)	12,416,071	(1)(2)	N/A	$21,852,285	(3)	0.00015310	$3,346
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A	N/A		N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts									$3,346
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$3,346

(1)	Consists of 12,416,071 shares of common stock, par value $0.0001 per share (“Common Stock”), relating to the offer and sale by the selling securityholders named in this Form S-3 of (a) up to 6,000,000 shares of Common Stock that are issuable upon the exercise of the Ayna Warrant (as defined in this Form S-3); (b) up to 1,500,000 shares of Common Stock issued in private placements to Kline Hill (as defined in this Form S-3); (c) up to 4,745,675 shares of Common Stock that are issuable upon the potential conversion of $7,972,731 aggregate principal amount of 12.00% Notes (as defined in this Form S-3) issued in connection with the transactions under the Exchange Agreement (as defined in this Form S-3); and (d) up to 170,396 shares of Common Stock that are issuable upon the exercise of the Kline Hill Warrants (as defined in this Form S-3).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered on this Form S-3 also includes an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Stock offered hereby all of the Company’s shares of Common Stock are combined by a reverse stock split into a lesser number of shares of Common Stock, the number of undistributed shares of Common Stock covered hereby shall be proportionately reduced.

(3)	Estimated in accordance with Rule 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purposes of calculating the registration fee, calculated as the product of (i) 12,416,071 (the maximum number of shares of Common Stock being registered on this Form S-3), multiplied by (ii) $1.76 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on December 24, 2024.